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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

OVERSTOCK.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices, including zip code)

(801) 947-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On November 30, 2004, the Company issued $20,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2011 (the "Notes") pursuant to an Indenture dated November 23, 2004 between the Company and Wells Fargo Bank, N.A., as Trustee. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        Descriptions of the material terms of the Notes and of the related Indenture and Registration Rights Agreement are contained in the Company's Report on Form 8-K dated November 23, 2004 and filed with the SEC on November 24, 2004, and such descriptions are incorporated herein by this reference. The descriptions incorporated herein are qualified in their entirety by the Indenture and the Registration Rights Agreement, copies of which are filed as exhibits to the Company's Report on Form 8-K dated November 23, 2004.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release of Overstock.com, Inc. issued November 30, 2004 relating to the closing of the Company's sale of 180,000 shares of its common stock.
99.2	Press Release of Overstock.com, Inc. issued November 30, 2004 relating to the closing of the Company's sale of $20,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2011

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID CHIDESTER David Chidester Vice President, Finance
Dated:	November 30, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Overstock.com, Inc. issued November 30, 2004 relating to the closing of the Company's sale of 180,000 shares of its common stock
99.2	Press Release of Overstock.com, Inc. issued November 30, 2004 relating to the closing of the Company's sale of $20,000,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2011

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  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX